Exhibit 10.3

SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of                     , 2006 (“Agreement”), by and among MIDDLE KINGDOM ALLIANCE CORPORATION, a corporation organized under the laws of Delaware (“Company”), HIGH CAPITAL FUNDING LLC, DAVID A. RAPAPORT, FRED A. BRASCH, BERNARD JEROME TANENBAUM III FAMILY TRUST, GEDEON INTERNATIONAL LIMITED, MTP HOLDINGS LTD., ALLAN LAM, and ANTHONY NG (collectively “Initial Shareholders”) and Continental Stock Transfer & Trust Company (“Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated                    , 2006 (“Underwriting Agreement”), with Newbridge Securities Corp. and I-Bankers Securities, Inc. (the “Representatives”) acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 180,000 Series A Units and 3,000,000 Series B Units (the “Units”) of the Company. Each Series A Unit consists of one share of common stock, $0.001 par value (“Common Stock”), and four Class A warrants (the “Class A Warrants”), each to purchase one share of Common Stock. Each Series B Unit consists of one share of common stock, $0.001 par value (“Common Stock”), and one Class B warrant (the “Class B Warrants”), each to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus, dated                     , 2006 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-133475) under the Securities Act of 1933, (together, the “Registration Statement”), which was declared effective on                     , 2006 (“Effective Date”).

WHEREAS, the Initial Shareholders have agreed as a condition of the sale of the Units to deposit their securities of the Company, consisting of Class A Units (which includes Common Stock and Class A Warrants) and certain additional shares of Common Stock (such shares of Common Stock, excluding the Common Stock included in the Class A Units, the “Initial Common Stock”), as set forth opposite their respective names in Exhibit A attached hereto (collectively “Escrow Securities”), in escrow as hereinafter provided.

WHEREAS, the Company and the Initial Shareholders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1.   Appointment of Escrow Agent. The Company and the Initial Shareholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.  Deposit of Escrow Securities. On or before the Effective Date, each of the Initial Shareholders shall deliver to the Escrow Agent certificates representing his respective Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement; provided however, that the Representatives may release any Initial Shareholder from this escrow obligation if the Representatives determine, in their sole discretion, that the circumstances reasonably warrant such release. Each Initial Shareholder acknowledges that the certificate representing his Escrow Securities is legended to reflect the deposit of such Escrow Securities under this Agreement.

3.  Disbursement of the Escrow Securities. The Escrow Agent shall: (i) hold the Initial Common Stock until the third anniversary of the Effective Date, and (ii) hold the Class A Units (including the Common Stock and Class A Warrants underlying the Class A Units) until the earlier of (a) the completion of a Business Combination (as defined in the Prospectus) or (b) liquidation of the Trust Account (as defined in the Investment Management Trust Agreement between the Escrow Agent and the Company) (“Escrow Period”), on which date it shall, upon written instructions from each Initial Shareholder, disburse each of the Initial Shareholder’s Escrow Securities to such Initial Shareholder; provided, however, that if, after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their securities for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Chairman of the Board of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Securities to the Initial Shareholders upon consummation of the transaction so that they can similarly participate; provided further that the time period set forth above may be waived by either of the Representatives. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

4.  Rights of Initial Shareholders in Escrow Securities.

4.1  Voting Rights as a Shareholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Shareholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote such shares.

4.2  Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Initial Shareholders, but all dividends payable in securities or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3  Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) by gift to a member of Initial Shareholder’s immediate family or to a trust, the beneficiary of which is an Initial Shareholder or a member of an Initial Shareholder’s immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Initial Shareholder, (iii) pursuant to a qualified domestic relations order, or (iv) pursuant to a transfer of record ownership whereby there is no change in beneficial ownership; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Shareholder transferring the Escrow Securities. During the Escrow Period, the Initial Shareholders shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in their rights under this Agreement.

4.4   Insider Letters. Each of the Initial Shareholders has executed a letter agreement with the Representative and the Company, which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Initial Shareholder in certain events, including but not limited to the liquidation of the Company.

5.  Concerning the Escrow Agent.

5.1   Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2   Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3   Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4  Further Assurances. From time to time on and after the date hereof, the Company and the Initial Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5  Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

5.6  Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7   Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.   Miscellaneous.

6.1  Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.

6.2  Third Party Beneficiaries. Each of the Initial Shareholders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement.

6.3  Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4  Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6  Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Middle Kingdom Alliance Corporation
333 Sandy Springs Circle
Suite 223
Atlanta, GA 30328
Attn: David A. Rapaport, Esq.
Tel: (404) 257-9150
Fax: (404) 257-9125

with a copy to:

Cozen O’Connor
The Army & Navy Club Building
1627 I Street, NW, Suite 1100
Washington, DC 20006
Attn: Ralph V. De Martino
Tel: (202) 912-4800
Fax:(866) 741-8182

If to a Stockholder, to his address set forth in Exhibit A.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Attn: Steven G. Nelson, Chairman

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7  Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.8   Amendment. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

6.9   Assignment. This Agreement may not be assigned by the Escrow Agent without the prior consent of the Company.

WITNESS the execution of this Agreement as of the date first above written.

MIDDLE KINGDOM ALLIANCE CORP.

By:
Bernard J. Tanenbaum III, CEO

INITIAL SHAREHOLDERS

High Capital Funding LLC
By:

David A. Rapaport

Fred A. Brasch

Bernard Jerome Tanenbaum III Family Trust By: Bernard J. Tanenbaum III

Gedeon International Limited By: Michael Marks

Supreme Ocean Development Limited By: Allan Shu Cheuk Lam

MTP Holdings Ltd. By:

Allan Shu Cheuk Lam

Anthony Ng

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:

Steven Nelson, President

EXHIBIT A

Name and Address of Initial Shareholders	Initial Common Stock (Stock Certificate Number)	Class A Units	Common Stock underlying Units (Stock Certificate Number)	Class A Warrants (Warrant Numbers)

High Capital Funding LLC 333 Sandy Springs Circle Ste 230 Atlanta, GA 30328

David A. Rapaport 333 Sandy Springs Circle Ste 230 Atlanta, GA 30328

Fred A. Brasch 333 Sandy Springs Circle Ste 230 Atlanta, GA 30328

Bernard Jerome Tanenbaum III Family Trust 333 Sandy Springs Circle Ste 223 Atlanta, GA 30328

Gedeon International Limited c/o Stonehage SA Puits Godet 12 P.O. Box 126 2005 Neuchatel Switzerland Attention: Michael Marks

Supreme Ocean Development Limited c/o ATC Trustees (BVI) Limited 2nd Floor, Abbott Building P.O. Box 933 Road Town Tortola British Virgin Islands Attention: Allan Shu Cheuk Lam

MTP Holdings Ltd. Room 804, Hong Kong Plaza 283 Huaihai Zhong Road Shanghai 200021, P.R. China

Allan Shu Cheuk Lam 82-9133 Bayview Avenue Richmond Hill Ontario L4B 4V6 Canada

Anthony Ng Cathay Forest Products Corp. 5650 Yonge St., Ste 1500 Toronto, Ontario Canada M2M 4G3